Exhibit 8

AMENDMENT
TO ROLLOVER AGREEMENT

This Amendment (this “Amendment”) to the Rollover Agreement (as defined below) is made and entered into as of January 14, 2026, by and between Soho House & Co Inc., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto (the “Reinvestment Stockholders”), each of whom is a party to that certain Rollover and Support Agreement (the “Rollover Agreement”), dated as of August 15, 2025. The Company and the Reinvestment Stockholders are each referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Rollover Agreement.

WHEREAS, the Company, EH Parent LLC, a Delaware limited liability company (“Parent”) and EH MergerSub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), are each party to that certain Agreement and Plan of Merger, dated as of August 15, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, the Parties desire to amend the Rollover Agreement by entering into this Amendment;

WHEREAS, the Company entered into a separate Rollover and Support Agreement, dated as of August 15, 2025, with Richard Caring (the “Caring Rollover Agreement”), pursuant to which certain shares owned by Richard Caring are designated as “Rollover Shares” thereunder (such shares, the “Caring Rollover Shares”);

WHEREAS, concurrently with the execution and delivery of this Amendment, the Company and Richard Caring will enter into an amendment to the Caring Rollover Agreement to increase the number of Caring Rollover Shares;

WHEREAS, Section 21(b) of the Rollover Agreement provides that such agreement may be amended or modified by the Parties at any time by execution of an instrument in writing signed on behalf of (i) the Reinvestment Stockholders and (ii) the Company, with the approval of the Special Committee and Parent;

WHEREAS, Section 6.22 of the Merger Agreement provides that the Company shall not amend, modify, supplement or terminate the Rollover Agreement, or waive any provision thereof, without the prior written consent of the Special Committee and Parent; and

WHEREAS, the Special Committee has approved this Amendment.

NOW, THEREFORE, pursuant to Section 21(b) of the Rollover Agreement, the Company, Parent and the Reinvestment Stockholders hereby agree as follows:

1.
Schedule 1 attached to the Rollover Agreement is hereby replaced in its entirety with the schedule attached hereto as Annex A.

2.
From and after the date hereof, the Company shall not, without the prior written consent of the Reinvestment Stockholders, amend, modify, supplement, terminate or waive (or agree to amend, modify, supplement, terminate or waive), directly or indirectly, any provision of (A) the Caring Rollover Agreement or (B) that certain Rollover Side Letter, dated August 15, 2025, by and among the Company and Richard Caring.

3.
Except as expressly set forth herein, no other amendments or modifications are made to the Rollover Agreement, which shall remain in full force and effect.

4.
The Company agrees that it shall use its reasonable best efforts to obtain equity funding after the date the Merger closes through and including the date that is nine months following the Closing Date (as defined in the Merger Agreement) (such time period, the “Fundraising Period” and such equity funding during the Fundraising Period, the “Post-Closing Equity Funding”). The Parties acknowledge that the Company’s reasonable best efforts to raise any form of equity during the Fundraising Period shall satisfy the foregoing obligation. For clarity, (i) the first $70.0 million in net proceeds received by the Company from any such equity funding during the Fundraising Period and (ii) any equity that the Board of Directors of the Company (the “Board”) issues to fund emergency capital required by the Company for its working capital needs (as determined in good faith by the Board) during the Fundraising Period shall not be applied or utilized as described under paragraph 5 of this Amendment (or count towards the $70.0 million in paragraph 4(i) of this Amendment) and shall instead be utilized for the account of the Company for its working capital needs. The Company shall keep the undersigned reasonably informed on a current basis of the status of the Post-Closing Equity Funding (including material developments, timing, and key terms under consideration).

5.
If the Company is able to obtain Post-Closing Equity Funding, then with respect to the first $163,126,505 of net proceeds from the Post-Closing Equity Funding actually received by the Company, a number of the Reinvestment Stockholders’ shares of Class A common stock, par value $0.01 of the Company (“Class A Common Stock”) equal to the product (rounded down to the nearest whole number) of (x) 50% of such net proceeds divided by (y) $9.00 shall be redeemed by the Company, at the Reinvestment Stockholders’ option, using such net proceeds within three business days of the closing of such Post-Closing Equity Funding, at a price of $9.00 per share, subject to applicable withholding taxes (the “Per Share Cash Consideration”); provided that in no event shall the aggregate amount of the GS Funds’ Class A Common Stock to be redeemed for the Per Share Cash Consideration exceed 9,315,972 shares.

6.
The Parties agree that for United States federal and applicable state and local income tax purposes, the Per Share Cash Consideration paid to the Reinvestment Stockholders pursuant to paragraph 5 herein, if any, shall be treated as amounts paid in redemption of the redeemed Class A Common Stock pursuant to Section 302 of the United States Internal Revenue Code of 1986, as amended.

7.
For the avoidance of doubt, that certain Rollover Side Letter, dated August 15, 2025, by and among the Company and the Reinvestment Stockholders, shall remain in full force and effect, with the exception of the revisions marked to paragraph 4 thereof below.

The GS Funds may appoint one non-voting board observer to the board of directors of the Surviving Corporation, for so long as the GS Funds own in the aggregate at least fifty percent (50%) of the shares of Class A Common Stock owned by the GS Funds as of the third business day following the nine-month anniversary of ~~immediately after~~ the Closing of the Merger (the “Board Observer”). The Board Observer will be entitled to receive the board materials distributed to the board of directors of the Surviving Corporation (including notices) and shall be entitled to attend all meetings of the board of directors of the Surviving Corporation, subject, in each case, to appropriate restrictions to protect confidentiality, legal privilege, and conflicts of interest.

8.
In the event of any conflict between the terms of the Voting Agreement and this Amendment, the terms of this Amendment shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date set forth above.

SOHO HOUSE & CO INC.

By:	/s/ Andrew Carnie
Name: Andrew Carnie
Title: Chief Executive Officer

IN WITNESS WHEREOF, Parent has caused this Amendment to be duly executed as of the date set forth above.

EH PARENT LLC

By:	/s/ Bradford Nugent
Name: Bradford Nugent
Title: Authorized Signatory

IN WITNESS WHEREOF, the Reinvestment Stockholders have caused this Amendment to be duly executed as of the date set forth above.

West Street Strategic Solutions Fund I, L.P.
By:	Goldman Sachs Asset Management, L.P., Attorney-in-Fact

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Managing Director
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

Broad Street Principal Investments, L.L.C.

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Vice President
Address:	200 West Street, 15th Floor New York, NY 10282, USA

West Street Strategic Solutions Fund I-(C), L.P.
By:	Goldman Sachs Asset Management, L.P., Attorney-in-Fact

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Managing Director
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

WSSS Investments W, LLC
By:	Goldman Sachs Asset Management, L.P., as Investment Manager

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Managing Director
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

WSSS Investments X, LLC

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Vice President
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

WSSS Investments I, LLC

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Vice President
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

WSSS Investments U, LLC

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Vice President
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

West Street CT Private Credit Partnership, L.P.
By:	Goldman Sachs Asset Management, L.P., as Investment Manager

Signature:	/s/ Dennis van Laer
Name:	Dennis van Laer
Title:	Managing Director
Address:	200 West Street, 15th Floor
New York, NY 10282, USA

Annex A

	Owned Shares				Rollover Shares
Name of Reinvestment Stockholder	Number of Class A Owned Shares	Number of Class B Owned Shares	Number of Owned SAR Awards	Number of Owned RSU Awards	Number of Class A Rollover Shares	Number of Class B Rollover Shares	Number of Rollover SAR Awards	Number of Rollover RSU Awards
Broad Street Principal Investments, L.L.C.	1,140,310	0	0	0	1,140,310	0	0	0
West Street Strategic Solutions Fund I, L.P.	5,682,004	0	0	0	5,682,004	0	0	0
West Street Strategic Solutions Fund I-(C), L.P.	558,307	0	0	0	558,307	0	0	0
WSSS Investments W, LLC	6,994,784	0	0	0	6,994,784	0	0	0
WSSS Investments X, LLC	263,420	0	0	0	263,420	0	0	0
WSSS Investments I, LLC	296,103	0	0	0	296,103	0	0	0
WSSS Investments U, LLC	316,507	0	0	0	316,507	0	0	0
West Street CT Private Credit Partnership, L.P.	275,184	0	0	0	275,184	0	0	0